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                         SHURGARD STORAGE CENTERS, INC.

       EXHIBIT (11.1) - STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE

                                                                     YEAR ENDED DECEMBER 31,
PRIMARY NET INCOME PER COMMON AND                         ----------------------------------------------
COMMON EQUIVALENT SHARE:                                     1996            1995              1994
                                                          ------------   -------------     -------------
   Net income                                             $ 32,785,000   $  29,572,000     $  17,821,000
                                                          ------------   -------------     -------------
   Weighted average common and common equivalent
     shares outstanding:
   Weighted average common shares outstanding               23,517,337      20,661,218        16,983,887
   Net effect of dilutive stock options-based on
     treasury stock method using average market
     price (1)                                                  34,978          14,138
                                                          ------------   -------------     -------------
   Primary common and common equivalent shares              23,552,315      20,675,356        16,983,887
                                                          ============   =============     =============
   Primary net income per common and common
     equivalent share                                     $       1.39   $        1.43     $        1.05
                                                          ============   =============     =============

(1) No adjustment has been made in 1994 as the option price exceeded the market price of our stock for substantially all of the fourth quarter of 1994.

                                                                       YEAR ENDED DECEMBER 31,
FULLY-DILUTED NET INCOME PER COMMON                      ------------------------------------------------
AND COMMON EQUIVALENT SHARE:                                1996              1995              1994
                                                         -------------    -------------     -------------
     Net income                                          $  32,785,000    $  29,572,000     $  17,821,000
                                                         -------------    -------------     -------------
     Weighted average common and common equivalent
       shares outstanding:
     Weighted average common shares outstanding             23,517,337       20,661,218        16,983,887
     Net effect of dilutive stock options-based on
       treasury stock method using average market
       price(1)                                                 53,476           34,516
                                                         -------------    -------------     -------------
     Fully diluted common and common equivalent
       shares                                               23,570,813       20,695,734        16,983,887
                                                         =============    =============     =============
     Fully diluted net income per common and common
       equivalent share                                  $        1.39    $        1.43     $        1.05
                                                         =============    =============     =============

(1) No adjustment has been made in 1994 as the option price exceeded the market price of our stock for substantially all of the fourth quarter of 1994.